Exhibit 10.19
CONSULTING AND CONFIDENTIALITY AGREEMENT
This Consulting and Confidentiality Agreement (this “Agreement”) is entered into as of September 19, 2005 and has an effective date of September 19, 2005, and is by and between by and between MIKOHN GAMING CORPORATION, a Nevada corporation and its subsidiaries and affiliates doing business as PROGRESSIVE GAMING INTERNATIONAL CORPORATION (“PGIC”) with its principal place of business located at 920 Pilot Road, Las Vegas, Nevada 89119, and Michael F. Dreitzer, an individual (“Contractor”).
WHEREAS, PGIC desires to engage a contractor for the performance of certain services; and
WHEREAS, Contractor desires to perform such services for PGIC.
NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
1.	Engagement of Services.
A.	PGIC hereby engages Contractor to perform the services described in this Agreement, and Contractor agrees to perform services for PGIC as follows: Provide PGIC with consulting services for up to 40 hours per month during the Term (as defined below) with regard to PGIC’s regulatory matters, and with any additional assignments and tasks as shall be assigned to Contractor by PGIC (the “Work,” which shall also include any services, material, output, work, or work product arising out of this Agreement or produced in connection with this Agreement).

B.	Time is of the essence. The Work shall be performed in a good, workman-like manner in accordance with the standards of Contractor’s profession and such other accepted standards as may be applicable to Work of this kind. Contractor shall devote the necessary time and attention to the Work as is reasonably required to diligently, timely, efficiently, and professionally complete the Work no later than the time necessary or required by deadlines.

C.	All Work must meet with PGIC’s approval, which is to be determined in PGIC’s sole discretion, which discretion shall not to be unreasonably withheld.

D.	PGIC specifically selected Contractor to perform the Work based upon PGIC receiving Contractor’s personal service and therefore Contractor may not subcontract or otherwise delegate its obligations under this Agreement without PGIC’s prior written consent and any attempted assignment contrary to this provision shall be void.

E.	Contractor acknowledges that PGIC does business in a highly regulated gaming industry and that certain suitability requirements for Contractor must be strictly met in order to perform its Services for PGIC. Accordingly, Contractor shall submit to all PGIC requested screening, including but not limited to any or all of the following; alcohol & substance abuse screening, fingerprinting, personal history (including criminal background) and/or personal financial disclosures (collectively, “Prerequisite Screening”). The Prerequisite Screening is a condition precedent to this Agreement and/or performing any Work under this Agreement. Contractor further agrees to execute any and all releases for PGIC to complete the Prerequisite Screening. Should Contractor not successfully complete and/or pass the Prerequisite Screening or any later screenings, this Agreement shall be immediately terminated without any liability to PGIC or Contractor

2.	Compensation and Term.
A.	Fees. PGIC will pay Contractor for complete and full performance for all Work specified in this Agreement and for all related tasks the amount of Six Thousand Five Hundred and 00/100 U.S. Dollars ($6,500.00) per month (“Compensation”). The Compensation is inclusive of any federal, state, municipal and other governmental taxes, franchise, sales, use, or other taxes (included but not limited to value added taxes) now or hereafter imposed on the Contractor by any tax authority.

B.	Expenses. Contractor will be reimbursed pursuant to PGIC’s standard policy as may be modified from time to time at PGIC’s sole discretion for any reasonable expenses incurred in connection with the performance of the Work. All expenses must be pre-approved by PGIC, and Contractor shall keep full and accurate records and documentation to substantiate the amounts claimed in any invoice, which records shall be made available to PGIC for inspection at all times.

C.	Benefits. During the Term of this Agreement PGIC shall provide Contractor with mobile phone, handheld email and email service similar to that provided to employees of PGIC. Contractor shall be responsible for any COBRA payments he may incur for maintaining health insurance.

D.	Contractor’s Financial Obligations. Contractor shall have full responsibility for the payment of all federal, state and local taxes and contributions, including penalties and interest, imposed pursuant to unemployment insurance, social security, income tax, gross income tax, workmen’s compensation or any other similar statute, and Contractor shall be solely responsible for any liability to third parties resulting from the negligent or intentional acts or omissions of Contractor, its representatives, agents, employees or subcontractors arising from or occurring in the course of the Work.

E.	Payment Procedure. Contractor shall be paid Compensation every two weeks in accordance with Company’s customary paydays.

F.	Term. The term of this Agreement shall be one (1) year (the “Term”). Company may terminate this Agreement at any time for any reason or no reason at all. In the event PGIC terminates this Agreement without cause, Contractor shall be entitled to receive the Compensation for the remaining duration of the original Term. Contractor reserves the right to terminate this Agreement at any time upon thirty (30) days written notice to PGIC with no further liability or obligation to either party. Notwithstanding anything to the contrary in this Agreement, PGIC shall have the sole and exclusive right and option to terminate this Agreement by written notice to Contractor, and thereupon this Agreement shall terminate and become void and there shall be no liability on the part of either party (excepting only any provision of this Agreement which provides for its survival upon any termination of this Agreement), upon the occurrence of any of the following “for cause” events:
1)	Contractor’s failure to timely apply for, obtain and/or maintain any and all licenses, permits, approvals and authorizations from any Regulator necessary for Contractor to perform the obligations and duties of this Agreement and/or to comply with applicable laws;

2)	A final order in writing by any Regulator requiring the termination of this Agreement;

3)	The reasonable belief of PGIC that the continuation of this Agreement will have a detrimental impact on the ability of PGIC or its parent, subsidiaries or affiliates to be qualified or to hold or maintain any license, permit, approval or authorization issued or to be granted by any Regulator;

4)	The commission of any act or anything that is or shall be an offense involving moral turpitude under federal, state or local laws, or which brings Contractor into public disrepute, contempt, scandal or ridicule, or which insults or offends the community;

5)	Breach of any of the confidentiality or non-disparagement provisions of this Agreement; or

6)	Disapproval of this Agreement by any Regulator having jurisdiction over such matters.
G.	Right to Withhold Payments. Regardless of whether PGIC withholds payments, Contractor shall have the obligation to convey to PGIC all Work, including all source code, plans, records, drawings, reports and writings of any kind (if any) for the Work. In addition to its right to withhold payments, PGIC may withhold any payment in whole or part to protect itself from or in the event of (i) defective Work, (ii) third-party claims arising from Contractor’s performance of the Work, (iii) failure of Contractor to make payments properly to any of its subcontractors, (iv) evidence of fraud, over-billing or overpayment discovered upon audit, or (v) unsatisfactory or untimely performance of the Work.
3.	Independent Contractor Relationship. Contractor and PGIC understand, acknowledge and agree that Contractor’s relationship with PGIC will be that of an independent contractor and nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship. Contractor further represents that Contractor meets the requirements of an Independent Contractor as set forth in Internal Revenue Service Revenue Ruling 87-41. Further, Contractor shall not have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of PGIC or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of PGIC, except as provided by PGIC, nor will either be deemed the agent, representative or employee of the other.
4.	Trade Secrets — Intellectual Property Rights.
A.	Disclosure of Inventions. Contractor agrees to disclose promptly in writing to PGIC, or any person designated by PGIC, every invention, including but not limited to computer programs, processes, know-how and other copyrightable and/or patentable material, which is conceived, made or reduced to practice by Contractor within the scope of the Work under this Agreement. Contractor represents that Contractor’s performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data of any third party and Contractor will not disclose to PGIC, or induce PGIC to use, any confidential or proprietary information belonging to third parties unless such use or disclosure is authorized in writing by such owners. Contractor shall retain title to any prior works belonging to Contractor, and to that extent Contractor represents that no property, inventions or copyrighted works belonging to Contractor have been incorporated into the Work. If Contractor has incorporated any property of Contractor’s into the Work, such previously owned property is hereby transferred to PGIC.

B.	Non-Disclosure of Confidential Information.
1)	Contractor agrees, during the Term and forever thereafter, to keep confidential all information provided by PGIC (excepting only such information as is already known to the public, without breach of this Agreement), and including any such information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with PGIC, and not to release, use or disclose the same except with the prior written permission of PGIC. Contractor recognizes and acknowledges that the list of PGIC’s customers and clients, as it may exist from time to time, and PGIC’s financial information, are valuable, confidential, special, and unique assets and trade secrets of PGIC’s business. Contractor will not, during or after the Term, disclose the list of PGIC’s customers and/or clients, or PGIC’s financial information, or any part thereof, or any other trade secret, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever.

2)	Contractor further agrees to consider all specific software, company and personal data,

regulatory data and information, investigative data and information, artwork and art techniques, programming techniques, project concepts, planned projects, story concepts, game concepts, toys, models, drawings, photographs, animation, cinematography, video, marketing strategies, planned projects, unique hardware, hardware concepts, hardware designs, terms of agreements with third parties, methods or techniques for acquiring materials for various projects, data search and retrieval systems, computer processing systems and techniques, systems design, project design, routine design, algorithms of any sort, programming of any sort, interface design, layout or writing, operating instructions, or any other type of work or intellectual property in any language, on any platform, for any operating system, in any medium whatsoever, to be confidential information, trade secrets and the exclusive property of PGIC which will not be converted or disclosed to anyone for any purpose whatsoever. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of PGIC, which Contractor shall use or prepare or come into contact with, shall remain the sole property and trade secret of PGIC. Any property described or mentioned in this section is jointly or separately referred to as the “Intellectual Property” in this Agreement. Any material, document, data, plan, information, report, memorandum or writing of any kind whatsoever, in any media whatsoever, described or mentioned in this section is jointly or separately referred to as the “Confidential Information” in this Agreement. Those items constituting Intellectual Property may also constitute Confidential Information, and vice versa.

3)	Contractor agrees that any information that is in the nature of Confidential Information defined in this section that either party receives from any third party and/or which either party is bound, contractually, or by common custom or usage in trade to keep in confidence shall also be considered “Confidential Information” by both parties.

4)	Contractor agrees to use the Intellectual Property and/or Confidential Information solely to perform the project hereunder pursuant to the terms of this Agreement. Contractor’s obligations with respect to the Intellectual Property and Confidential Information also extend to any third party’s proprietary or confidential information disclosed to Contractor in the course of providing services to PGIC.

5)	Contractor will hold all Confidential Information in trust and confidence. Contractor agrees to take (and to fully cooperate with PGIC in undertaking) any reasonable steps necessary to protect the Confidential Information from any disclosure whatsoever. Contractor agrees to require any employee, officer, director, agent or subcontractor who performs work or services pursuant to this Agreement to become bound by the provisions of this Agreement. Contractor shall provide adequate evidence that such persons are Contractor’s employees.

6)	Contractor recognizes that the disclosure of Confidential Information or trade secrets by Contractor may give rise to irreparable injury to PGIC, which may not be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Contractor of any provision of this section, PGIC shall be entitled to an injunction restraining Contractor from disclosing, in whole or in part, the Confidential Information defined in this section, or from rendering any services to any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting PGIC from pursuing any other remedies available to PGIC for such breach or threatened breach, including the recovery of damages from Contractor.
The undertakings set forth in this section shall survive the termination or cancellation of this Agreement.
C.	No Conflict of Interest. Contractor agrees during the Term of this Agreement not to accept work or enter into a contract or accept an obligation inconsistent or incompatible with Contractor’s obligations or the scope of services rendered for PGIC under this Agreement. Contractor is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of PGIC. Prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to: a product or product line of PGIC, a manufacturing process of PGIC, or any activity that Contractor may be involved with on behalf of PGIC. In the interests of full disclosure, the parties acknowledge and understand Contractor will be performing contracting services for Global Gaming Group and TableMax among others, and it is hereby agreed that the provision of such services presents no conflict of interest with PGIC. To the extent that a potential conflict should arise between any of these parties, Contractor agrees to take all necessary steps to avoid the occurrence of same, including the termination of this or another agreement as warranted.
D.	Assignment of Inventions.
1)	Inventions resulting from the Work (or that of Contractor’s directors, officers, agents, subcontractors or employees) under this Agreement are the exclusive property of PGIC. “Inventions” includes any and all inventions, improvements, discoveries, and technical developments that Contractor, solely or jointly with others, conceives, makes, or reduces to practice within the scope of the Work. Contractor hereby assigns to PGIC Contractor’s entire right, title and interest in the Inventions worldwide and any associated intellectual property rights, and agrees to execute any and all documentation requested by PGIC to effect such assignment.

2)	Contractor agrees to assist PGIC in any reasonable manner to obtain and enforce for PGIC’s benefit, patents, copyrights, and other property rights covering the Inventions in any and all countries, and Contractor agrees to execute, when requested, patent, copyright or similar applications and assignments to PGIC and any other lawful documents deemed necessary by PGIC to carry out the purpose of this Agreement. Contractor further agrees that the obligations and undertaking stated in this paragraph will continue beyond the termination of Contractor’s service to PGIC. If called upon to render assistance under this paragraph, other than the execution of documents, Contractor will be entitled to a fair and reasonable fee for providing such assistance.

3)	In the event that PGIC is unable for any reason whatsoever to secure Contractor’s signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Inventions (including improvements, renewals, assignments, extensions, continuations, divisions, amendments or continuations in part thereof), Contractor hereby irrevocably designates and appoints PGIC and its duly authorized officers and agents as Contractor’s agents and attorneys-in-fact to act for and in Contractor’s behalf and instead of Contractor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by Contractor. Contractor is entitled to keep and retain Contractor’s own tools, equipment and material provided and owned by Contractor.
E.	Return of PGIC’S Property. Contractor acknowledges that PGIC’s sole and exclusive property includes, among other things, all documents, such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee lists, software, hardware, videotapes, audiotapes, customer lists and the like in Contractor’s custody, control or possession, whether delivered to Contractor by PGIC or made by Contractor in the performance of services under this Agreement, relating to the business activities of PGIC or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. Contractor agrees to deliver promptly to PGIC upon termination of this Agreement or at any other time upon PGIC’s request all of PGIC’s property and all copies of PGIC’s property in Contractor’s possession, custody or control.
5.	Works Made For Hire. All Work performed by Contractor while performing services for PGIC (during business hours or not) in any language, on any platform, for any operating system, in any media or in any form whatsoever (including but not limited to any of the Intellectual Property), shall be deemed to have been done upon the commission of and at the instruction of PGIC, shall be a “Work Made for Hire” within the meaning of the Copyright Act, shall be the property of PGIC and may not be used by Contractor for any purpose except the benefit of PGIC. Any and all such property shall be forthwith delivered to PGIC upon the PGIC ‘s request. Contractor agrees that each of Contractor’s own employees, officers, directors, subcontractors and agents are performing “Works Made for Hire” for PGIC, and Contractor agrees to cause each of its employees, subcontractors or agents engaged in any project or work for PGIC to sign valid written agreements that such work is being performed as a “Work Made for Hire” for PGIC. Furthermore, Contractor agrees to sign and to cause each of its employees, agents and subcontractors engaged in any project or work for PGIC to sign written agreements acknowledging that such work is owned by PGIC and agreeing to execute a “quitclaim assignment” for such work to PGIC.
6.	Contractor’s Cooperation in Establishing Ownership. Contractor shall, from time to time as may be requested by PGIC, do all things that may be necessary to establish or document PGIC ‘s ownership of any work or work product that is properly the Property of PGIC, including, but not limited to execution of appropriate copyright applications, copyright assignments, transfers, sales, releases or any and all other documents or writings. Contractor hereby waives any power Contractor may have to control, cause to modify or otherwise effect the Intellectual Property, and hereby transfers all such powers, including but not limited to any powers of Droit Morale, to PGIC. Contractor hereby irrevocably appoints PGIC as Contractor’s attorney in fact empowered solely to execute any documents necessary to establish PGIC’s ownership rights, rights to maintain, rights to defend and rights to control any of the Intellectual Property and/or Confidential Property.
7.	Additional Compensation. Other than Contractor’s stated compensation, neither Contractor nor its employees, subcontractors, officers, directors or agents is entitled to receive any additional compensation from PGIC (including but not limited to royalties or fees) as a result of any work performed, concepts developed, ideas submitted, or other efforts made while a Contractor of PGIC except to the extent such further compensation is set forth in a formal written agreement. Other than as provided by any formal written agreement Contractor acknowledges that Contractor has no propriety or ownership interest in PGIC, or any related entities, and will not receive any such interest. Unless stated in a separate written agreement, Contractor is not entitled to any equity interest in PGIC. Neither Contractor nor any of Contractor’s officers, agents, directors or employees is entitled to any employment benefits from PGIC, including but not limited to insurance, pensions, paid holidays, vacations, sick leave, paid time off or profit sharing except as set forth in written agreement.
8.	Non-Disparagement. Neither party shall make any remarks or issue any communication, written or otherwise, that disparages or derogates, or encourages any adverse action against the other party or any of its affiliates, officers, directors, employees or agents, provided that this paragraph shall not preclude Contractor from testifying truthfully under oath, pursuant to subpoena or otherwise, as to his first-hand knowledge, or from providing his first-hand knowledge to any governmental, regulatory or self-regulatory body or agency with jurisdiction over PGIC’s activities.
9.	Noninterference with Business. During the Term of this Agreement and for a period of two (2) years immediately following termination of this Agreement, Contractor agrees not to solicit or induce any employee or independent contractor, or other person(s) to terminate or breach, or cause to terminate or breach any employment relationship, contractual relationship or other relationship with PGIC.

10.	Contractor’s Representations, Warranties And Indemnification.
A.	Contractor’s Warranties. In addition to other representations and warranties provided for herein, Contractor represents and warrants to PGIC that:
1)	Contractor is the sole and exclusive supplier of the Work performed by Contractor;

2)	With respect to the Work, and any materials pertaining thereto that Contractor discloses, uses, assigns and/or delivers in the performance of its obligations hereunder, Contractor has the right to make such disclosure, use, and/or delivery thereof without liability to any third party;

3)	The performance of the terms of this Agreement and of Contractor’s obligation hereunder will not breach any separate agreement by which Contractor is bound;

4)	Contractor has not previously granted any rights in and to the Work to any third party that are inconsistent with any of PGIC’s licenses and/or rights hereunder;

5)	Contractor has full power and authority to enter into this Agreement and to fulfill its obligations hereunder;

6)	Contractor is legally competent to sign this Agreement;

7)	Contractor warrants and represents to PGIC that all acts, duties and obligations required of it under this Agreement shall be performed in good faith; and

8)	Contractor agrees to fully cooperate with any legitimate investigation of Company and to produce any materials or documents requested by regulatory authorities.

9)	Contractor hereby agrees to employ only persons who are previously approved by PGIC in writing and who are legally authorized to work in the jurisdictions where Work is to be performed and to have appropriate employment authorization forms, if required, for each person employed by it.
B.	Contractor’s Indemnification. Contractor agrees to indemnify and hold harmless PGIC and its customers, affiliates and/or sub-licensees and end-users from and against any and all claims, losses, liabilities, damages, expenses and costs (including attorneys and defense costs) and judgments that may be asserted against PGIC that result from the acts or omissions of Contractor, Contractor’s employees, if any, and Contractor’s agents, and/or which result from a breach of any of the warranties expressly set forth in this Agreement, or incurred in the settlement or avoidance of any such matter. As a condition to indemnification, PGIC will promptly inform Contractor in writing of the assertion of any such claim, demand or suit, and the parties will cooperate with and assist one another with respect to the defense and/or settlement of such matter (in a manner consistent with the parties’ respective confidentiality obligations and desired preservation of attorney/client, work product and other privileges). Contractor hereby confirms that Contractor will not agree to the settlement of any such claim, demand or suit prior to judgment thereon by any court of competent jurisdiction unless PGIC’s written consent is first obtained, which consent will not be unreasonably withheld or delayed.
11.	PGIC’S Warranties, Representation and Indemnification:
A.	PGIC’S Warranties: PGIC represents and warrants to Contractor that:
1)	PGIC possesses full power and authority to enter into this Agreement and to fulfill its obligations hereunder;

2)	The performance of the terms of this Agreement and of PGIC’s obligations hereunder will not breach any separate agreement by which PGIC is bound;

3)	PGIC warrants and represents to Contractor that all acts, duties and obligations required of it under this Agreement shall be performed in good faith.
B.	PGIC’S Indemnity: PGIC agrees to indemnify and hold harmless Contractor from and against any and all claims, losses, liabilities, damages, expenses and costs (including attorneys fees and defense costs) which result from a breach of any of the warranties expressly set forth in this Agreement, or incurred in the settlement or avoidance of any such matter, or which are incurred in the course of PGIC’s activities in connection with this Agreement unless such matters are the fault of Contractor. As a condition to indemnification, Contractor will promptly inform PGIC in writing of the assertion of any such claim, demand or suit, and the parties will cooperate with and assist one another with respect to the defense and/or settlement of such matter (consistent with the parties’ respective confidentiality obligations and preservation of attorney/client, work product and other privileges). PGIC hereby confirms that it will not agree to the settlement of any such claim, demand or suit prior to judgment thereon by any court of competent jurisdiction unless Contractor’s consent is first obtained, which consent will not be unreasonably withheld or delayed.
12.	General Provisions:
A.	Governing Law: This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Nevada applied to agreements entered into and to be performed entirely within Nevada between Nevada residents. Contractor and PGIC further agree that for purposes of venue and jurisdiction, that any disputes, issues, enforcement and/or all other matters concerning the Agreement will be determined in Clark County, State of Nevada, United States of America. The parties expressly waive any other jurisdiction to which they might be entitled as a result of their present or future domicile or for any other reason.

B.	Compliance with Laws: In the performance of the Work, Contractor shall comply with all applicable laws, rules and regulations, including but not limited to all requirements and provisions of the laws and regulations of the United States, the States and subdivisions thereof in which PGIC or any of PGIC’s subsidiaries or affiliates (regardless of when or how formed) carry on their business and all general rules, regulations and ethical standards of national, State and local agencies and regulatory and advisory groups having jurisdiction over any business of PGIC or any of PGIC’s subsidiaries or affiliates (regardless of when or how formed) as they exist now and as same may be amended from time to time.

C.	Regulatory Matters: PGIC, its parent corporation and certain related entities are licensed by or otherwise subject to the authority of various casino and gaming regulatory agencies (“Regulator”). PGIC has adopted a regulatory compliance policy, and Contractor agrees to provide PGIC with such documentation, information and assurances regarding itself, any principal employees, brokers, agents or others where applicable as may be necessary in order for PGIC to comply with PGIC’s regulatory compliance policy and with the request of any Regulator. The foregoing shall be a material obligation of Contractor hereunder.

D.	Injuries: Contractor acknowledges Contractor’s obligation to obtain appropriate insurance coverage for the benefit of Contractor (and Contractor’s employees, if any). Contractor waives any rights to recovery from PGIC for any injuries that Contractor (and/or Contractor’s employees) may sustain while performing services under this Agreement and that are a result of the negligence of Contractor or Contractor’s employees.

E.	Entire Agreement / Modification: This Agreement, including all Exhibits to this Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. Any and all amendments, changes, revisions, and/or modifications to this Agreement must be in writing signed by Contractor and PGIC.

F.	Waiver: No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

G.	Successors and Assigns: Contractor may not assign its rights or obligations arising under this Agreement without PGIC’s prior written consent. PGIC may assign its rights and obligations under this Agreement. This Agreement will be for the benefit of PGIC’s successors and assigns, and will be binding on Contractor’s heirs, legal representatives and permitted assignees.

H.	Legal Fees: If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief to which it may be entitled, including but not limited to equitable relief such as restraining orders and injunctions.

I.	Notices: All notices, requests and other communications required to be given under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. Any such notice will be considered to have been given when received, or if mailed, five (5) business days after it was mailed, as evidenced by the postmark. The mailing address for notice to either party will be the address shown on the face page of this Agreement. Either party may change its mailing address by notice as provided by this Section.

J.	Severability: Should any term, condition, or provision herein be determined to be unenforceable, such determination shall not impair, limit, or otherwise affect the enforceability of the remaining terms of this Agreement.

K.	Waiver. Failure of either party to insist on strict performance shall not constitute a waiver of any of the provisions of this Agreement or a waiver of any default of the other party.

L.	Survival: The following provisions shall survive termination of this Agreement: Section IV, Section 5, Section 6, and Section 9.

MIKOHN GAMING CORPORATION, a Nevada corporation, doing business as		Michael F. Dreitzer, an individual
PROGRESSIVE GAMING INTERNATIONAL CORPORATION
By:	/s/ Michael A. Sicuro	By:	/s/ Michael F. Dreitzer
Name:	Michael A. Sicuro	Name:	Michael F. Dreitzer
Title:	Executive Vice President & CFO	Date:

Date: